EX-99(14)(b)

 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference to us under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in this Registration Statement on Form N-14 relating to Delaware Investments Arizona Municipal Income Fund and Delaware Investments National Municipal Income Fund.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
March 1, 2011